Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 3 to Registration Statement No. 333-189891 on Form S-11 of our report dated February 6, 2014, relating to the consolidated balance sheets of Cole Credit Property Trust V, Inc. and subsidiaries appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Phoenix, Arizona

March 12, 2014